Exhibit 99.1

Sucampo Pharmaceuticals Reports Full Year and Fourth Quarter 2009 Financial Results

BETHESDA, Md.--(BUSINESS WIRE)--March 15, 2010--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) today reported its consolidated financial results for the fourth quarter and year ended December 31, 2009, outlined key highlights for 2010 and reported that it filed a demand for arbitration of its agreement with its U.S. partner, Takeda Pharmaceutical Company Limited, or Takeda.

For the full year, Sucampo recorded a net loss of $0.8 million, or $0.02 per diluted share, compared with a net income of $25.0 million, or $0.59 per diluted share, for 2008. Sucampo reported a net income of $1.3 million, or $0.03 per diluted share, for the fourth quarter 2009, compared to a net loss of $3.0 million, or $0.07 per diluted share, in the same period in 2008.

“During the year, we achieved several significant milestones including completion of our license and commercialization agreement with Abbott Japan for lubiprostone, the acquisition of U.S. and Canadian rights to Rescula®, and receipt of Marketing Authorization for Amitiza® in Switzerland for chronic idiopathic constipation,” said Ryuji Ueno, M.D., Ph.D., Ph.D., Co-Founder, Chairman and Chief Executive Officer. “In 2010, we will continue our efforts to maximize the value of Amitiza, to pursue its development for additional indications and territories, and to advance our pipeline products.”

Financial Results

Net sales of Amitiza (lubiprostone), as reported by Takeda increased 8.2% to $209.2 million for the full year 2009 from $193.4 million for 2008, and were $58.0 million for the fourth quarter 2009, compared to $58.7 million in the same period in 2008. The increase in sales in 2009 was primarily due to a price increase for Amitiza and a slightly higher sales volume. Amitiza® is currently the only FDA-approved therapy for either chronic idiopathic constipation, or CIC, in adults or irritable bowel syndrome with constipation, or IBS-C, in adult women.

For the full year and fourth quarter 2009, Sucampo reported total revenue of $67.4 million and $16.3 million, respectively, compared to $112.1 million and $16.4 million for the same periods in 2008. The decrease in the annual revenue is primarily due to a $50.0 million milestone payment received from Takeda in 2008 upon the FDA approval of Amitiza for IBS-C, partially offset by the increase in the product royalty revenue.

Key components of revenue for the full year 2009 included R&D revenue of $24.0 million and product royalty revenue of $38.3 million, compared to $72.3 million and $34.4 million, respectively, in 2008. Key components of revenue in the fourth quarter of 2009 included R&D revenue of $4.0 million and product royalty revenue of $11.0 million, compared to $5.3 million and $9.7 million, respectively, in the same period of 2008. The decrease in R&D revenue reflects reduced clinical trial activity for Amitiza in the U.S., which were offset by revenue recognized under our agreement with Abbott. The increase in product royalty revenue was due to a 2009 price increase for Amitiza and a slightly higher sales volume. Product royalty revenue during the fourth quarter of 2008 reflected the drawdown of inventory from the initial stocking of Amitiza 8 mcg.

Operating Expenses

R&D expenses were $32.9 million in the full year 2009 and $5.9 million in the fourth quarter 2009, compared to $46.2 million and $10.6 million for the same periods in 2008. For both periods, the decreases in R&D expenses resulted primarily from the completion of the phase 3 efficacy trials of Amitiza for opioid-induced bowel dysfunction, or OBD, during the third quarter of 2009.

G&A expenses were $14.5 million in the full year 2009 and $3.8 million in the fourth quarter 2009, compared to $14.4 million and $3.8 million for the same periods in 2008. The changes in G&A expenses reflect a decrease in salaries, benefits and related costs attributable to a cost-cutting initiative implemented in early 2009. These were offset by professional expenses incurred for the ongoing evaluation of Takeda’s performance and for a one-time business development effort that was not pursued.

Selling and marketing expenses were $10.0 million in the full year 2009 and $2.3 million in the fourth quarter 2009, compared to $10.8 million and $2.5 million for the same periods in 2008. These lower expenses were primarily due to streamlined commercial operations and reduced market research expenses which were offset in part by $0.7 million in one-time expenses resulting from withdrawing our European marketing applications.

Cash, Cash Equivalents and Marketable Securities

At December 31, 2009, cash, cash equivalents, and investments were $118.3 million, compared to $121.5 million at December 31, 2008. This slight decrease was primarily due to the investment of $3.0 million for the acquisition of U.S. and Canadian rights to Rescula and changes in working capital.

Key Highlights for 2010

In 2009, Sucampo management increased their focus on the clinical pipeline of prostone product opportunities and plans to pursue the following throughout 2010:

Amitiza:

  Management continues to evaluate commercialization plans for lubiprostone in Switzerland following the recent approval by SwissMedic.
  Management plans to meet with U.S. regulatory authorities to discuss the results of the phase 3 pivotal trials and the next steps for Amitiza in OBD.
  Management anticipates reporting the results of the phase 3 CIC efficacy trials in Japanese patients in mid 2010.
  Subject to positive results of the efficacy trials, management plans to file a marketing application with the Japanese regulatory agency in the fourth quarter of 2010.
  Management plans to file a new drug submission, or NDS, for Amitiza in CIC patients in Canada, in the second quarter of 2010.

Rescula: Trial design development work for age-related macular degeneration, or AMD, is ongoing and management expects to initiate a proof of concept trial for dry AMD in the fourth quarter of 2010.

Cobiprostone: The design of a phase 2b trial for non-steroidal anti-inflammatory drug, or NSAID, -induced gastrointestinal injury is ongoing and we are also designing a preclinical study to determine the compound’s potential for treatment for chronic obstructive pulmonary disease and wound healing.

SPI-017: The single-dose phase 1 trial of SPI-017 for peripheral arterial disease, or PAD, in Japanese patients has been completed, and multiple dose escalation phase 1 testing of this prostone compound began in February 2010.

SPI-3608: A novel prostone compound, SPI-3608, is in preclinical testing as a potential treatment for spinal stenosis.

Takeda Dispute

On March 12, 2010, Sucampo submitted for filing with the International Court of Arbitration, International Chamber of Commerce a demand for arbitration under the applicable provisions of the Collaboration and License Agreement between Sucampo and Takeda Pharmaceuticals Company Limited dated October 29, 2004. In addition to the claims set forth in the notice of material breach, Sucampo also claimed that Takeda’s conduct, including, without limitation, its dealings with pharmacy benefit managers/managed care organizations, has injured not only Sucampo and the Amitiza brand, but also consumers. Sucampo is seeking all appropriate relief, including production by Takeda of all information to which Sucampo is entitled, a declaration of termination of applicable agreements, and all available monetary relief, equitable relief, attorneys’ fees and costs. Sucampo may spend additional significant resources and these legal proceedings may require the continuing attention of Sucampo’s senior management.

Company to Host Conference Call Today

In conjunction with its fourth quarter and full year financial results, Sucampo will host a conference call at 5:00 pm Eastern today. To participate on the live call, please dial 866-314-9013 (domestic) or 1-617-213-8053 (international), and provide the participant passcode 83458247, five to ten minutes ahead of the start of the call. A replay of the call will be available within a few hours after the call ends. Investors may listen to the replay by dialing 888-286-8010 (domestic) or 1-617-801-6888 (international), with the passcode 27493643.

A live and archived audio webcast of the call will be available via the "For Investors" page of the Sucampo Pharmaceuticals, Inc. website, www.sucampo.com. Please dial in or log on through Sucampo Pharmaceuticals Inc.’s website approximately 10 minutes prior to the scheduled start time.

About Sucampo Pharmaceuticals

Sucampo Pharmaceuticals, Inc., an international biopharmaceutical company based in Bethesda, Maryland, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer.

Sucampo markets Amitiza® (lubiprostone) 24 mcg in the U.S. for chronic idiopathic constipation in adults and Amitiza 8 mcg in the U.S. to treat irritable bowel syndrome with constipation in adult women. Sucampo also is developing the drug for additional gastrointestinal disorders with large potential markets. In addition, Sucampo has a robust pipeline of compounds with the potential to target underserved diseases affecting millions of patients worldwide.

Sucampo Pharmaceuticals, Inc. has three wholly owned subsidiaries: Sucampo Pharma Europe, Ltd., located in the UK; Sucampo Pharma, Ltd., located in Japan; and Sucampo Pharma Americas, Inc., located in Maryland. To learn more about Sucampo Pharmaceuticals Inc. and its products, visit www.sucampo.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals Inc. are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may” or other similar expressions. In addition, any statements that refer to projections of Sucampo Pharmaceuticals, Inc.’s future financial performance, the anticipated growth and trends in the business and other characterizations of future events or circumstances are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals Inc.’s filings with the Securities and Exchange Commission, or SEC, including the annual report on Form 10-K for the year ended December 31, 2009 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals Inc.’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent data. Sucampo Pharmaceuticals Inc. does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, except as required by law.

(Financial Schedules Follow)

Sucampo Pharmaceuticals, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Research and development revenue	$3,991	$5,311	$23,957	$72,293
Product royalty revenue	11,023	9,739	38,250	34,438
Co-promotion revenue	1,135	1,183	4,541	4,826
Contract and collaboration revenue	152	141	603	566
Total revenues	16,301	16,374	67,351	112,123

Operating expenses:
Research and development	5,935	10,644	32,904	46,181
General and administrative	3,808	3,808	14,504	14,400
Selling and marketing	2,283	2,497	10,030	10,895
Milestone royalties - related parties	-	-	875	3,531
Product royalties - related parties	1,856	1,654	6,693	6,045
Total operating expenses	13,882	18,603	65,006	81,052

Income (loss) from operations	2,419	(2,229)	2,345	31,071
Non-operating income (expense):
Interest income	215	580	957	2,442
Other expense, net	265	(383)	229	(399)
Total non-operating income, net	480	197	1,186	2,043

Income (loss) before income taxes	2,899	(2,032)	3,531	33,114
Income tax provision	(1,558)	(971)	(4,291)	(8,163)
Net income (loss)	$1,341	$(3,003)	$(760)	$24,951

Net income per share:
Basic net income (loss) per share	$0.03	$(0.07)	$(0.02)	$0.60
Diluted net income (loss) per share	$0.03	$(0.07)	$(0.02)	$0.59
Weighted average common shares outstanding - basic	41,845	41,843	41,844	41,787
Weighted average common shares outstanding - diluted	41,845	41,843	41,844	41,973

Sucampo Pharmaceuticals, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	December 31,
	2009	2008
ASSETS:

Current assets:
Cash and cash equivalents	$26,714	$62,562
Investments, current	72,434	42,750
Product royalties receivable	11,023	9,725
Unbilled accounts receivable	644	4,373
Accounts receivable, net	512	538
Prepaid and income taxes receivable	-	133
Deferred tax assets, net	315	963
Prepaid expenses and other current assets	3,137	3,981
Total current assets	114,779	125,025

Investments, non-current	19,167	16,222
Property and equipment, net	2,242	2,275
Deferred tax assets, non-current	3,995	4,026
Other assets	4,788	3,246
Total assets	$144,971	$150,794

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$3,195	$1,433
Accrued expenses	6,545	9,764
Deferred revenue, current	10,565	15,599
Income taxes payable	349	-
Total current liabilities	20,654	26,796

Deferred revenue, non-current	8,643	8,061
Other liabilities	2,121	2,147
Total liabilities	31,418	37,004

Commitments

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized at December 31, 2009 and 2008; no shares issued and outstanding at December 31, 2009 and 2008	-	-
Class A common stock, $0.01 par value; 270,000,000 shares authorized at December 31, 2009 and 2008; 15,655,730 and 15,651,849 shares issued and outstanding at December 31, 2009 and 2008, respectively	156	156
Class B common stock, $0.01 par value; 75,000,000 shares authorized at December 31, 2009 and 2008; 26,191,050 shares issued and outstanding at December 31, 2009 and 2008	262	262
Additional paid-in capital	98,636	98,243
Accumulated other comprehensive income	484	354
Retained earnings	14,015	14,775
Total stockholders' equity	113,553	113,790
Total liabilities and stockholders' equity	$144,971	$150,794

Sucampo Pharmaceuticals, Inc.
Key Segment Information (unaudited)
(in thousands)

				Intercompany
(In thousands)	Americas	Europe	Asia	Eliminations	Consolidated
Three Months Ended December 31, 2009
Research and development revenue	$1,992	$-	$1,999	$-	$3,991
Product royalty revenue	11,023	-	-	-	11,023
Co-promotion revenue	1,135	-	-	-	1,135
Contract and collaboration revenue	141	-	288	(277)	152
Total revenues	14,291	-	2,287	(277)	16,301
Research and development expenses	2,741	303	3,168	(277)	5,935
Depreciation and amortization	217	2	7	-	226
Other operating expenses	7,229	246	246	-	7,721
Income (loss) from operations	4,104	(551)	(1,134)	-	2,419
Interest income	283	-	-	(68)	215
Other non-operating expense, net	144	(48)	101	68	265
Income (loss) before income taxes	$4,531	$(599)	$(1,033)	$-	$2,899
Capital expenditures	$32	$-	$-	$-	$32

Three Months Ended December 31, 2008
Research and development revenue	$5,311	$-	$-	$-	$5,311
Product royalty revenue	9,739	-	-	-	9,739
Co-promotion revenue	1,183	-	-	-	1,183
Contract and collaboration revenue	141	-	210	(210)	141
Total revenues	16,374	-	210	(210)	16,374
Research and development expenses	9,251	433	1,170	(210)	10,644
Depreciation and amortization	119	2	3	-	124
Other operating expenses	7,236	172	428	-	7,836
Income (loss) from operations	(232)	(607)	(1,391)	-	(2,230)
Interest income	635	-	-	(55)	580
Other non-operating expense, net	(359)	42	(121)	55	(383)
Income (loss) before income taxes	$44	$(565)	$(1,512)	$-	$(2,033)
Capital expenditures	$85	$7	$17	$-	$109

Year Ended December 31, 2009
Research and development revenue	$14,531	$-	$9,426	$-	$23,957
Product royalty revenue	38,250	-	-	-	38,250
Co-promotion revenue	4,541	-	-	-	4,541
Contract and collaboration revenue	565	-	1,005	(967)	603
Total revenues	57,887	-	10,431	(967)	67,351
Research and development expenses	19,829	1,091	12,951	(967)	32,904
Depreciation and amortization	729	11	18	-	758
Other operating expenses	27,390	1,905	2,049	-	31,344
Income (loss) from operations	9,939	(3,007)	(4,587)	-	2,345
Interest income	1,211	-	4	(258)	957
Other non-operating expense, net	335	(440)	76	258	229
Income (loss) before income taxes	$11,485	$(3,447)	$(4,507)	$-	$3,531
Capital expenditures	$3,291	$3	$116	$-	$3,410

Year Ended December 31, 2008
Research and development revenue	$72,293	$-	$-	$-	$72,293
Product royalty revenue	34,438	-	-	-	34,438
Co-promotion revenue	4,826	-	-	-	4,826
Contract and collaboration revenue	566	-	840	(840)	566
Total revenues	112,123	-	840	(840)	112,123
Research and development expenses	39,857	2,136	5,028	(840)	46,181
Depreciation and amortization	437	3	10	-	450
Other operating expenses	31,954	1,360	1,107	-	34,421
Income (loss) from operations	39,875	(3,499)	(5,305)	-	31,071
Interest income	2,559	6	5	(128)	2,442
Other non-operating expense, net	(398)	12	(141)	128	(399)
Income (loss) before income taxes	$42,036	$(3,481)	$(5,441)	$-	$33,114
Capital expenditures	$389	$42	$20	$-	$451

CONTACT:
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 240-223-3834
kdesantis@sucampo.com
or
Westwicke Partners, LLC
John Woolford, 443-213-0506
john.woolford@westwickepartners.com